Exhibit 10.2

RETROPHIN, INC.
Amendment to Employment Agreement
This Amendment (the “Amendment”) is entered into as of April 11, 2017 and modifies the Employment Agreement (the “Agreement”) dated March 3, 2015 by and between Retrophin, Inc. (the “Company”) and Laura Clague (“Executive”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.
The parties hereto, intending to be legally bound, agree to amend the Agreement as follows:

1.	Article 6, Section 6.8(a) of the Agreement shall be amended and restated in its entirety as follows:
“Severance Benefits.  If (i) within three (3) months prior to, or on or within twelve (12) months after, the consummation of a Change in Control (as defined in Section 6.8(b) herein), (1) the Company terminates Executive’s employment and this Agreement without Cause pursuant to Section 6.5 herein or (2) Executive resigns his or her employment and terminates this Agreement as a result of a Constructive Termination pursuant to Section 6.6 herein, and (ii) in either event (1) or (2), Executive signs the Release on or within the time period set forth therein, but in no event later than forty-five (45) days after the termination date and allows such Release to become effective, then Executive shall receive the following severance benefits in lieu of any severance benefits set forth in Section 6.5(b) or Section 6.6(b) herein:”

2.
The Agreement and this Amendment represent the complete and entire understanding between the parties regarding the subject matter hereof and supersede all prior negotiations, representations or agreements, either written or oral, regarding this subject matter. No provisions of this Amendment may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company.

3.
The validity, interpretation, construction and performance of this Amendment and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws.

4.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

5.	Except for the matters set forth in this Amendment, all other terms of the Agreement shall remain unchanged and in full force and effect.
In Witness Whereof, the parties hereto have duly executed this Amendment as of the date set forth above.

RETROPHIN, INC.

	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Chief Executive Officer

Accepted and agreed:

/s/ Laura Clague
Laura Clague